Exhibit 99.1

Verra Mobility Announces Patrick Byrne Appointed Chairman of Board of Directors

MESA, Ariz., Dec. 28, 2021 /PRNewswire/ -- Verra Mobility (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, announced today that Patrick Byrne has been appointed to serve as Chairman of the Board of Directors succeeding Jacob Kotzubei.

Mr. Byrne joined the Board in November 2020 and has served as a member of the Company's Audit Committee and chaired the Company's Compensation Committee.

Mr. Kotzubei resigned from the Board in December following the sale by PE Greenlight Holdings, LLC of all of its remaining outstanding shares of Verra Mobility on December 10, 2021.

“Verra Mobility is well-positioned to capitalize on growing urban mobility trends and to help customers solve emerging transportation complexities,” said Patrick Byrne, Chairman, Verra Mobility. “I am honored to chair this Board of talented professionals who embody the Company’s core values and share its vision of making transportation safer and easier globally.”

“I am excited to welcome Patrick Byrne as Chairman. His breadth and depth of experience will be instrumented in helping us continue our journey of becoming a global leader in intelligent transportation and road safety solutions,” said David Roberts, President and CEO, Verra Mobility. “We also extend our sincerest thanks to Jacob Kotzubei for his leadership during our period of tremendous growth.”

Mr. Byrne is also the Chief Executive Officer of GE Digital, the software division of General Electric. He previously served as the Senior Vice President of Fortive where he led the company’s Product Realization business. He has also held senior leadership roles at Danaher, Tektronix, Intermec, Agilent Technologies, and Hewlett-Packard.

About Verra Mobility

Verra Mobility (NASDAQ: VRRM) is committed to developing and using the latest in technology and data intelligence to help make transportation safer and easier. As a global company operating in more than 15 countries, Verra Mobility sits at the center of the mobility ecosystem – one that brings together vehicles, devices, information, and people to solve the most complex challenges faced by our customers and the constituencies they serve.

Verra Mobility serves the world's largest commercial fleets and rental car companies to manage tolling transactions and violations for millions of vehicles. As a leading provider of connected systems, Verra Mobility processes millions of transactions each year through integration and connectivity with hundreds of tolling and issuing authorities. Verra Mobility fosters the development of safe cities, partnering with law enforcement agencies, transportation departments and school districts across North America, operating thousands of red-light, speed, bus lane and school bus stop arm safety cameras.

Arizona-based Verra Mobility operates in North America, Europe, Asia, and Australia. For more information, please visit www.verramobility.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about Verra Mobility’s plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. The forward-looking statements herein represent the judgment of the Verra Mobility, as of the date of this release, and Verra Mobility disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in Verra Mobility's other press releases, reports and other filings with the SEC and on the SEC website, www.sec.gov. Understanding the information contained in these filings is important in order to fully understand Verra Mobility’s reported financial results and our business outlook for future periods. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements.

Media Relations: Investor Relations:

Eric Krantz IR@verramobility.com

eric.krantz@verramobility.com

Phone: (480) 596-4862

1150 North Alma School Road, Mesa, Arizona 85201 ● TEL 480.443.7000 ● www.verramobility.com